Exhibit 4.38

EXECUTION COPY

THIS DEED OF SETTLEMENT is made on the 28th day of July of 2017

BETWEEN:

(1)	Acorn International, Inc., a company incorporated in the Cayman Islands with registration number 159255 (the "Company");

(2)	Roche Enterprises Ltd, (formerly known as Acorn Composite Corporation) a company incorporated in Nevada, United States of America, with entity registration number [C12134-1997] ("ACC");

(3)	SB Asia Investment Fund II L.P., an exempted limited partnership registered in the Cayman Islands with registration number 15287 ("SAIF");

(4)	Mr Andrew Y. Yan of Suites 2516-2520, Two Pacific Place, 88 Queensway, Hong Kong ("Mr Yan");

(5)	Mr Gordon Xiaogang Wang of No 1. Qingqing Road, Purple Garden, Flat F2-1A, Nanshan District, Shenzhen City, Guangdong Province, People's Republic of China ("Mr Wang"); and

(6)	Mr Jing Wang of Suite 5C, Building D3, #28 Xiangjun Village, Beijing, People's Republic of China ("Mr Jing Wang").

(each a "Party", together the "Parties" and (4) to (6), the "Former Directors").

IT IS HEREBY AGREED as follows:-

1.	Definitions and interpretation.

Defined terms:

In this Deed of Settlement, the following terms shall have the meanings set out below unless the contrary intention appears:

"ACC Costs Order"

means the Order of the Court dated 27 May 2015 pursuant to which, inter alios, SAIF was ordered to pay the costs incurred by ACC in the Petition Proceedings, subject to taxation and/or agreement between the parties.

"ADS"	means American Depositary Shares.

“Agreement” or “Deed”	means this Deed of Settlement.
"Articles"	means the Memorandum of Association and Articles of Association of the Company adopted by way of a special resolution passed on 6 July 2006 as amended.
"Claim" and "Counterclaim"	means the proceedings in the Court with Cause Number FSD No. 201 of 2016 (RMJ) issued by the Company against Mr Yan, Mr Wang and Mr Jing Wang and includes the counterclaim filed therein.

"Company's Attorneys"	means their Cayman Islands attorneys as follows: FAO: Fraser Hern / Alexia Adda Walkers (Singapore) Limited Liability Partnership, 3 Church Street, #16-01/02/03 Samsung Hub, Singapore 049483
"Costs Orders"	means the ACC Costs Order and SAIF Costs Order, together.
"Court"	means the Grand Court of the Cayman Islands.
"Effective Date"

means the date on which all of the obligations and/or conditions contained in clause 3 have been satisfied by the Parties, and each of the respective Parties has confirmed the same in writing to the other Parties (whether directly or via their attorneys).

"Group"	means the Company and each of its direct and indirect subsidiaries and affiliates.
"Petition Proceedings"	means the proceedings in the Court with Cause Number FSD No. 109 of 2014 (AJJ).
"Related Parties" and/or "Related Party"

means with respect to each Party specified, each of its officers, employees, directors, parents, subsidiaries, alter egos, affiliates, agents, heirs, executors, administrators, conservators, successors, and assigns.

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"Repurchase Consideration"	means the total sum of USD 4,169,873.93.
"SAIF Costs Order"

means the costs incurred by, inter alios, SAIF in defending the Company's indemnity costs application in the Petition Proceedings, which the Company was ordered to pay, subject to taxation and/or agreement between the parties to those proceedings, pursuant to the Order of the Court dated 21 December 2015.

"Security Interests"	means any security interest, pledge, mortgage, lien, charge, adverse claim of ownership or other encumbrance of any kind whatsoever.
"Settlement Sum"	means the total sum of USD 2,250,000.
"Shares"	means the 20,591,970 ordinary shares in the capital of the Company held by SAIF.
"Share Repurchase"	means the repurchase of the Shares by the Company pursuant to, and on the terms set out in, clauses 3 and 4 of this Agreement.
"Trust Account"

means the following bank account of the Company's Attorneys:

Account Name: Walkers (Singapore)

Limited Liability Partnership

Bank: The Hongkong and Shanghai

Banking Corporation Limited, 21 Collyer

Quay, #06-01 HSBC Building Singapore

049320

Client Account #:  260-671078-179

SWIFT address: HSBCSGSG

Reference: FH/AA/S06563

2.	Good Faith.

The Parties explicitly agree to act in good faith and to do what is in their control as officers, directors and shareholders to ensure performance of their respective obligations under this Agreement.

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3.	Undertakings.

3.1	As soon as reasonably practicable following the execution of this Deed, and in any event within five (5) business days following the date of this Deed:

(a)	the Company undertakes to pay the Repurchase Consideration by electronic funds transfer to the Trust Account, such funds to be held on trust pending release to SAIF upon the Effective Date;

(b)	SAIF undertakes to pay the Settlement Sum by electronic funds transfer to the Trust Account, such funds to be held on trust pending release to ACC upon the Effective Date;

(c)	SAIF shall (and Mr. Yan will cause SAIF to) deliver up to the Company's Attorneys (in respect of (i), by Courier) for them to hold pending release upon the Effective Date:

(i)	to the Company, any and all certificate(s) held in respect of the Shares, which shall be free and clear of all Security Interests, and together with all rights attaching to them, for cancellation of the Shares;

(ii)	to the Parties, a copy of executed board and shareholder resolutions for and on behalf of SAIF approving the Share Repurchase, and the entry into this Agreement by SAIF, and all of the steps contemplated hereunder; and

(iii)	to the Parties, all such executed ancillary documentation as may be requested by the Company in order to effect the Share Repurchase in accordance with the Articles and/or any applicable law or regulations.

(d)	the Company shall deliver up to the Company's Attorneys for them to hold pending release to the other Parties upon the Effective Date a copy of the executed board resolutions and audit committee resolutions approving the Share Repurchase and the entry into this Agreement by the Company, and all of the steps contemplated hereunder; and

(e)	ACC shall deliver up to the Company's Attorneys for them to hold pending release to the other Parties upon the Effective Date a copy of the executed board resolutions approving entry into this Agreement by ACC and all of the steps contemplated hereunder.

4.	The Effective Date.

4.1	Upon the Effective Date, and in consideration for the waiver and releases provided for under Clause 5 hereof:

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(i)	the Company hereby undertakes to repurchase the Shares, and SAIF hereby consents to such repurchase of the Shares by the Company, and undertakes to take all necessary steps to facilitate and effect such repurchase of the Shares in return for the Repurchase Consideration;

(ii)	the Repurchase Consideration referred to in clause 3.1(a) shall be released and paid to SAIF; and

(iii)	the Settlement Sum referred to in clause 3.1(b) shall be released and paid to ACC.

4.2	Upon the Effective Date, or as soon as reasonably practicable thereafter and in any event within five (5) business days thereafter:

(i)	the Company shall arrange for its share register to be updated to take account of the Share Repurchase;

(ii)	the Company shall take all necessary steps to discontinue and/or withdraw the Claim with no order as to costs;

(iii)	the Former Directors shall take all necessary steps to discontinue and/or withdraw the Counterclaim with no order as to costs;

(iv)	ACC shall take all necessary steps to discontinue and/or withdraw the taxation proceedings in respect of the ACC Costs Order in the Petition Proceedings; and

(v)	SAIF shall take all necessary steps to discontinue and/or withdraw the taxation proceedings in respect of the SAIF Costs Order in the Petition Proceedings.

5.	Waiver and Release.

5.1	Subject to the completion and satisfaction of all the terms, obligations and/or conditions contained herein including, for the avoidance of doubt and without limitation, the completion of the Share Repurchase and the completion of such other steps as are contemplated under clause 4 hereof (excluding those contained in this clause 5.1),

(i)	each of SAIF and the Former Directors on the one side and ACC and the Company on the other, each on behalf of itself and each of its Related Parties irrevocably waives, releases and forever discharges the other of and from any and all claims, demands, liens, actions, suits, causes of action, obligations, controversies, debts, costs, attorneys' fees, expenses, damages, judgments, orders, and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which have existed or may have existed, or which do exist or which hereafter can, shall or may exist, based on any facts, events, or omissions occurring from the beginning of time to the date of this Agreement, including in relation to, arising out of or in connection with, the Petition Proceedings, the Claim, and/or the Counterclaim, the Former Directors' role as directors of the Company, and/or SAIF's role as a shareholder of the Company and/or the Shares; provided, however, that nothing contained herein shall release or discharge any claim by or against any of the Parties hereto based on (a) conduct occurring after the date of this Agreement, or (b) any claim for breach of this Agreement. The Parties may use this Agreement, including as an absolute bar, against any court or other proceedings brought by each other (or anyone who claims through them or a Related Party); and

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(ii)	without prejudice to the generality of clause 5.1(i) the Parties acknowledge that the steps required to be taken pursuant to this Agreement are in full and final settlement of the Claim, the Counterclaim, the Petition Proceedings and the Costs Orders, and:

(a)	SAIF hereby waives any and all rights it has or may have arising under or in connection with the SAIF Costs Order or to claim any costs arising pursuant thereto;

(b)	ACC hereby waives any and all rights it has or may have arising under or in connection with the ACC Costs Order or to claim any costs arising pursuant thereto;

(c)	the Company hereby waives any and all rights it has or may have to pursue the Claim or any matters arising out of or in relation thereto;

(d)	the Former Directors (and to the extent applicable, SAIF, and any other Related Parties to the Former Directors) hereby waive any and all rights they have or may have to pursue the Counterclaim or any matters arising out of or in relation thereto; and

(e)	with respect to all of (a) to (d) above, the Parties hereby expressly agree that no Party shall take any steps to reinstate or attempt to reinstate the Claim, Counterclaim, Petition Proceedings and/or Costs Orders, or to commence proceedings that arise out of the facts that are the subject of such proceedings.

6.	No Admission.

Nothing in the Agreement or any related document shall be construed, or admissible in any proceeding, as evidence of liability or wrongdoing by any party granting a release.

7.	Representations and Warranties.

7.1	Each of the Former Directors and SAIF, represents and warrants to the Company and ACC that (i) it has all requisite power and authority to enter into and perform its obligations under the Agreement, and (ii) its execution, delivery and performance of the Agreement will not result in a breach of any provision of its constitutional documents (in the case of SAIF), any agreement to which it is or may become a party, or any order, judgment or decree of any court or governmental authority binding on it.

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7.2	Each of SAIF and Mr Yan represents and warrants that (i) SAIF is the sole and exclusive legal and record owner of the Shares, free and clear of all Security Interests, (ii) the delivery by SAIF to the Company of the Shares certificates at the Effective Date in the manner provided for at clause 3 above will transfer to the Company (or its nominee, as appropriate) good and valid title to the Shares, free and clear of all Security Interests and restrictions on transfer and (iii) the Shares represent the entirety of the interest (whether such interest be in the form of shares, ADSs or any other security) that either SAIF, any (direct) subsidiary or parent of SAIF and/or any successors or assigns thereof, or Mr Yan and/or any heirs, executors, administrators, conservators, successors and assigns of Mr Yan, , hold (whether directly or indirectly) in the Company. Without prejudice to the rights and remedies that may otherwise be available for any breach of representation or warranty in this clause 7.2, in the event that the representation and warranty contained in clause 7.2(iii) above is shown to be incorrect in that it is shown that Mr Yan, SAIF and/or any (direct) subsidiary or parent of SAIF and/or any successors or assigns thereof, and/or any heirs, executors, administrators, conservators, successors and assigns to Mr Yan do own additional shares (or ADSs or any other security) in the Company other than the Shares ("Additional Securities") as at the date of this Agreement, Mr Yan and SAIF undertake and agree to take all necessary steps to cause the surrender of such Additional Securities to the Company in as expeditious a manner as possible, and agree that such surrender shall be effected for no additional consideration over and above the Repurchase Consideration.

7.3	Each of the Company and ACC represents and warrants to the Former Directors and SAIF that (i) it has all requisite power and authority to enter into and perform its obligations under the Agreement, (ii) it has taken all necessary actions required by law to authorise and approve its entry into the Share Repurchase and this Agreement and the execution of same and (iii) its execution, delivery and performance of the Agreement will not result in the breach of any provision of its constitutional documents, any agreement to which it is or may become a party, any order judgment or decree of any court or governmental authority binding on him.

8.	Interpretation; Advice of Attorneys.

Each party has cooperated in the drafting and preparation of the Agreement. In any construction to be made of the Agreement, the same shall not be construed against any party on the basis that such party was the drafter. In entering into the Agreement, the Parties represent that they have relied upon the advice of their attorneys, who are attorneys of their own choice, and that the terms of the Agreement have been completely read and explained to them by their attorneys, and that those terms are fully understood and voluntarily accepted by them.

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9.	Parties in Interest.

This Agreement shall be binding upon and inure solely to the benefit of the Parties hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than clause 5 (which are intended to be for the benefit of the persons covered thereby and may be enforced by such persons pursuant to the Contracts (Rights of Third Parties) Law).

10.	Governing Law; Dispute Resolution.

10.1	This Deed will be governed by and interpreted in accordance with the laws of the Cayman Islands.

10.2	Any dispute, controversy, difference or claim arising out of or relating to the Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be determined by the courts of the Cayman Islands.

11.	Costs.

The Parties shall each be responsible for their own costs, charges and other expenses incurred in connection with this Deed and the carrying into effect of this Agreement.

12.	Counterparts.

This Deed may be signed in any number of counterparts, each of which, when signed, shall be an original and all of which together evidence the same Deed. For the purposes of completion, electronic signatures by the Parties’ legal advisers shall be binding. Any party who provides an electronic, signed counterpart to the other party on completion agrees to provide original, signed counterparts to the other party within seven days of the Effective Date.

13.	Further Assurance.

Each Party shall do, or cause to be done, all such further acts, and shall execute, acknowledge and deliver, or cause to be delivered, executed, and/or acknowledged, any and all such further documentation as the other Party or Parties may reasonably require in order to carry out and/or give effect to the purposes of this Agreement.

{Signatures on next page}

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IN WITNESS whereof the Parties have executed this Deed as a deed on the date set out at the head of this Deed.

EXECUTED and DELIVERED )
as a DEED by )
ACORN INTERNATIONAL, INC. )
acting by its President, Jacob Fisch )
in the presence of:- )

张 )

Witness
Name: Lan Zhang
Address: 19/F. 20 Building. No. 487 Tian Lin Road. ShangHai PRC. 200233.

EXECUTED and DELIVERED )
as a DEED by )
ROCHE ENTERPRISES LTD )
(formerly known as )
ACORN COMPOSITE CORPORATION) )
acting by its director Robert W. Roche )
in the presence of:- )

Witness
Name:
Address:

EXECUTED and DELIVERED
as a DEED by )
SB ASIA INVESTMENT FUND II L.P )
acting by the sole director of SAIF )
II GP Capital Ltd., the sole general partner of SAIF )
Partners II L.P., in turn the general partner of )
SAIF II GP L.P., in turn the general partner of SB )
Asia Investment Fund II L.P. )
of SAIF )
in the presence of:- )

Witness
Name:
Address:

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Jul 19 17,08:06a Roche Family Office 1-630-963-4503 p.1

IN WITNESS whereof the Parties have executed this Deed as a deed on the date set out at the head of this Deed.

EXECUTED and DELIVERED
as a DEED by
ACORN INTERNATIONAL, INC.
acting by its President, Jacob Fisch
in the presence of:-

Witness
Name:
Address:

EXECUTED and DELIVERED
as a DEED by
ROCHE ENTERPRISES LTD
(formerly known as
ACORN COMPOSITE CORPORATION)
acting by its director Robert W. Roche
in the presence of:-

Witness
Name: Y. Somer
Address: 80 Columbus Circle
New York, NY - 10023

EXECUTED and DELIVERED
as a DEED by
SB ASIA INVESTMENT FUND II L.P
acting by the sole director of SAIF
II GP Capital Ltd., the sole general partner of SAIF
Partners II L.P., in turn the general partner of
SAIF II GP L.P., in turn the general partner of SB
Asia Investment Fund II L.P.
of SAIF
in the presence of:-

Witness
Name:
Address:

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IN WITNESS whereof the Parties have executed this Deed as a deed on the date set out at the head of this Deed.

EXECUTED and DELIVERED)
as a DEED by)
ACORN INTERNATIONAL, INC.)
acting by its President, Jacob Fisch)
in the presence of:-) ____________________
)

____
Witness
Name:
Address:

EXECUTED and DELIVERED)
as a DEED by)
ROCHE ENTERPRISES LTD)
(formerly known as)
ACORN COMPOSITE CORPORATION))
acting by its director Robert W. Roche)
in the presence of:-) ____________________
)
)

____
Witness
Name:
Address:

EXECUTED and DELIVERED
as a DEED by)
SB ASIA INVESTMENT FUND II L.P)
acting by the sole director of SAIF)
II GP Capital Ltd., the sole general partner of SAIF)
Partners II L.P., in turn the general partner of)
SAIF II GP L.P., in turn the general partner of SB)
Asia Investment Fund II L.P.)
of SAIF)
in the presence of:-) [signature] ____________________
)
)

[signature: Yiu Lai Ping] ____________________
Witness
Name: YIU LAI PING
Address: Suites 2516-2520
2 Pacific Place, 88 Queensway,
Hong Kong

SIGNED, SEALED and DELIVERED as a DEED by ANDREW Y. YAN in the presence of:- ) ) ) ) ) ) ) )

Yiu Lai Ping

Witness
Name: YIU LAI PING
Address: Suites 2516-2520, 2 Pacific Place
88 Queensway, Hong Kong

SIGNED, SEALED and DELIVERED as a DEED by GORDON XIAOGANG WANG in the presence of:- ) ) ) ) ) ) ) )

Witness
Name:
Address:

SIGNED, SEALED and DELIVERED as a DEED by JING WANG in the presence of:- ) ) ) ) ) ) ) )

Witness
Name:
Address:

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SIGNED, SEALED and DELIVERED
as a DEED by
ANDREW Y. YAN
in the presence of:-

)
)
)
)
)
)
)
)

____

____

Witness
Name:
Address:

SIGNED, SEALED and DELIVERED
as a DEED by
GORDON XIAOGANG WANG
in the presence of:-

)
)
)
)
)
)
)

____

____

Witness
Name: Ling Le
Address: Shen zhen, PRC

SIGNED, SEALED and DELIVERED
as a DEED by
JING WANG
in the presence of:-

)
)
)
)
)
)
)

____

____

Witness
Name:
Address:

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SIGNED, SEALED and DELIVERED
as a DEED by
ANDREW Y. YAN
in the presence of:-

____

Witness
Name:
Address:

SIGNED, SEALED and DELIVERED
as a DEED by
GORDON XIAOGANG WANG
in the presence of:-

____

Witness
Name:
Address:

SIGNED, SEALED and DELIVERED
as a DEED by
JING WANG
in the presence of:-

____

Witness
Name: Siqing Pan
Address:
Unit 1601, Zhongguojin Building, Beijing
Greenland Center, Hongtai East Street,
Chaoyang District, Beijing 100102

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